EXHIBIT 5.1

            [Kaye, Scholer, Fierman, Hays & Handler, LLP Letterhead]

                                                                  (212) 836-8000

                               September 30, 1998

ImClone Systems Incorporated

180 Varick Street

New York, New York 10014

Ladies and Gentlemen:

      We have acted as special counsel to ImClone Systems Incorporated, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), which may be issued upon the exercise of stock options to be granted pursuant to the ImClone Systems Incorporated 1996 Non-Qualified Stock Option Plan, As Amended or the ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended (together, the "Option Plans").

      In that connection, we have reviewed the Company's certificate of incorporation, as amended, its by-laws, resolutions adopted by its Board of Directors and its stockholders, the Registration Statement, the Option Plans and such other documents and proceedings as we have deemed appropriate.

      On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Option Plans, will be validly issued, fully paid and nonassessable.

      Our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission.

                            Very truly yours,

                            /s/  Kaye, Scholer, Fierman, Hays & Handler, LLP
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                            Kay, Scholer, Fierman, Hays & Handler, LLP